                                                                      Exhibit 99




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 11-K

               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1998

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Commission file number 1-6959


                            ------------------------

                       MITCHELL ENERGY & DEVELOPMENT CORP.
                             THRIFT AND SAVINGS PLAN

                            ------------------------


                       MITCHELL ENERGY & DEVELOPMENT CORP.
            (Name of issuer of securities held pursuant to the Plan)

                 P. O. Box 4000, The Woodlands, Texas 77387-4000
           (Address of Plan and principal executive office of issuer)

           Mitchell Energy & Development Corp. Thrift and Savings Plan
                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                              Page
                                                                              ----
Report of Independent Public Accountants......................................  2

Statement of Net Assets Available for Plan Benefits with Fund Information
    January 31, 1998..........................................................  3
    January 31, 1997..........................................................  4

Statement of Changes in Net Assets Available for
    Plan Benefits with Fund Information for the Year Ended
      January 31, 1998........................................................  5
      January 31, 1997........................................................  6

Notes to Financial Statements--January 31, 1998 and 1997......................  7

Schedule I--Schedule of Assets Held for
    Investment Purposes at January 31, 1998................................... 10

Schedule II--Schedule of Reportable Transactions
    for the Year Ended January 31, 1998....................................... 11

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Administrative Committee of the Mitchell
  Energy & Development Corp. Thrift and Savings Plan:


      We have audited the accompanying statements of net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan as of January 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of Mitchell Energy & Development Corp.'s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan at January 31, 1998 and 1997, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes at January 31, 1998 and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.




Houston, Texas
May 29, 1998

           Mitchell Energy & Development Corp. Thrift and Savings Plan STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                               AT JANUARY 31, 1998





                                                                                             Mutual Funds
                                                              Merrill    ------------------------------------------------------
                                                 MEDC          Lynch                     Davis                        John
                                                Common      Retirement                    New                        Hancock
                                                 Stock     Preservation      AIM          York        Franklin       Emerging
                                                 Fund         Trust         Value        Venture        Income        Growth
                                             ------------  ------------  ------------  ------------  ------------  ------------
Investments (at current  values)
  MEDC Common Stock
    Class A ...............................  $ 11,244,989  $         --  $         --  $         --  $         --  $         --
    Class B ...............................    11,667,464            --            --            --            --            --

  Merrill Lynch Retirement
    Preservation Trust ....................            --    53,767,341            --            --            --            --

  Mutual funds ............................            --            --     6,900,156     8,554,070     1,677,513     2,434,704

  Participants' loans .....................            --            --            --            --            --            --
                                             ------------  ------------  ------------  ------------  ------------  ------------
                                               22,912,453    53,767,341     6,900,156     8,554,070     1,677,513     2,434,704
Other .....................................         2,317       155,767           999         1,110           264           412
                                             ------------  ------------  ------------  ------------  ------------  ------------
Net assets available for plan benefits ....  $ 22,914,770  $ 53,923,108  $  6,901,155  $  8,555,180  $  1,677,777  $  2,435,116
                                             ============  ============  ============  ============  ============  ============

                                                                   Mutual Funds
                                             ------------------------------------------------------
                                               Merrill                     Merrill       Merrill
                                                Lynch        Merrill        Lynch         Lynch
                                                Basic         Lynch      Equity Index     Global
                                                Value        Capital        Trust I     Allocation
                                             ------------  ------------  ------------  ------------
Investments (at current  values)
  MEDC Common Stock
    Class A ...............................  $         --  $         --  $         --  $         --
    Class B ...............................            --            --            --            --

  Merrill Lynch Retirement
    Preservation Trust ....................            --            --            --            --

  Mutual funds ............................    13,827,886    12,185,838     2,384,470     3,640,289

  Participants' loans .....................            --            --            --            --
                                             ------------  ------------  ------------  ------------
                                               13,827,886    12,185,838     2,384,470     3,640,289
Other .....................................         1,462         1,567           292           661
                                             ------------  ------------  ------------  ------------
Net assets available for plan benefits ....  $ 13,829,348  $ 12,187,405  $  2,384,762  $  3,640,950
                                             ============  ============  ============  ============

                                                    Mutual Funds
                                             --------------------------
                                              Oppenheimer
                                              Main Street      Tem-
                                              Income and      pleton        Loan
                                                Growth       Foreign        Fund           Total
                                             ------------  ------------  ------------  ------------
Investments (at current  values)
  MEDC Common Stock
    Class A ...............................  $         --  $         --  $         --  $ 11,244,989
    Class B ...............................            --            --            --    11,667,464

  Merrill Lynch Retirement
    Preservation Trust ....................            --            --            --    53,767,341

  Mutual funds ............................     7,150,383     2,724,618            --    61,479,927

  Participants' loans .....................            --            --     6,149,635     6,149,635
                                             ------------  ------------  ------------  ------------
                                                7,150,383     2,724,618     6,149,635   144,309,356
Other .....................................         1,045           462            --       166,358
                                             ------------  ------------  ------------  ------------
Net assets available for plan benefits ....  $  7,151,428  $  2,725,080  $  6,149,635  $144,475,714
                                             ============  ============  ============  ============


-------------------------------
   The accompanying notes are an integral part of this statement.

           Mitchell Energy & Development Corp. Thrift and Savings Plan STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                               AT JANUARY 31, 1997




                                                                                              Mutual Funds
                                                              Merrill    ------------------------------------------------------
                                                 MEDC          Lynch                     Davis                        John
                                                Common      Retirement                    New                        Hancock
                                                 Stock     Preservation      AIM          York        Franklin       Emerging
                                                 Fund         Trust         Value        Venture        Income        Growth
                                             ------------  ------------  ------------  ------------  ------------  ------------
Investments (at current values)
   MEDC Common Stock
     Class A ..............................  $ 10,590,796  $         --  $         --  $         --  $         --  $         --
     Class B ..............................    10,431,616            --            --            --            --            --

   Merrill Lynch Retirement
     Preservation Trust ...................            --    51,963,637            --            --            --            --

   Mutual funds ...........................            --            --     5,230,020     5,171,304     1,229,982     2,755,250

   Participants' loans ....................            --            --            --            --            --            --
                                             ------------  ------------  ------------  ------------  ------------  ------------
                                               21,022,412    51,963,637     5,230,020     5,171,304     1,229,982     2,755,250
Other .....................................         2,460       178,208         1,108           675           203           369
                                             ------------  ------------  ------------  ------------  ------------  ------------
Net assets available for plan benefits ....  $ 21,024,872  $ 52,141,845  $  5,231,128  $  5,171,979  $  1,230,185  $  2,755,619
                                             ============  ============  ============  ============  ============  ============


                                                                               Mutual Funds
                                             ----------------------------------------------------------------------------------
                                               Merrill                     Merrill       Merrill      Oppenheimer
                                                Lynch        Merrill        Lynch         Lynch       Main Street      Tem-
                                                Basic         Lynch      Equity Index     Global      Income and      pleton
                                                Value        Capital        Trust I     Allocation      Growth       Foreign
                                             ------------  ------------  ------------  ------------  ------------  ------------
Investments (at current values)
   MEDC Common Stock
     Class A ..............................  $         --  $         --  $         --  $         --  $         --  $         --
     Class B ..............................            --            --            --            --            --            --

   Merrill Lynch Retirement
     Preservation Trust ...................            --            --            --            --            --            --

   Mutual funds ...........................    10,979,510    10,569,529       640,492     3,192,550     6,097,082     2,268,405

   Participants' loans ....................            --            --            --            --            --            --
                                             ------------  ------------  ------------  ------------  ------------  ------------
                                               10,979,510    10,569,529       640,492     3,192,550     6,097,082     2,268,405
Other .....................................         1,419         1,610           111           542           886           350
                                             ------------  ------------  ------------  ------------  ------------  ------------
Net assets available for plan benefits ....  $ 10,980,929  $ 10,571,139  $    640,603  $  3,193,092  $  6,097,968  $  2,268,755
                                             ============  ============  ============  ============  ============  ============

                                                 Loan
                                                 Fund           Total
                                              ------------  ------------
Investments (at current values)
   MEDC Common Stock
     Class A ..............................   $         --  $ 10,590,796
     Class B ..............................             --    10,431,616

   Merrill Lynch Retirement
     Preservation Trust ...................             --    51,963,637

   Mutual funds ...........................             --    48,134,124

   Participants' loans ....................      5,796,126     5,796,126
                                              ------------  ------------
                                                 5,796,126   126,916,299
Other .....................................             --       187,941
                                              ------------  ------------
Net assets available for plan benefits ....   $  5,796,126  $127,104,240
                                              ============  ============


-------------------
The accompanying notes are an integral part of this statement.

           Mitchell Energy & Development Corp. Thrift and Savings Plan
              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN
                         BENEFITS WITH FUND INFORMATION
                       FOR THE YEAR ENDED JANUARY 31, 1998



                                                                                                     Mutual Funds
                                                                 Merrill     ---------------------------------------------
                                                 MEDC             Lynch                         Davis
                                                Common         Retirement                         New
                                                 Stock       Preservation         AIM            York           Franklin
                                                 Fund            Trust           Value          Venture          Income
                                             -------------   -------------   -------------   -------------   -------------
Earnings on investments
  Interest income .........................  $          --   $   3,273,989   $          --   $          --   $          --
  Mutual fund distributions ...............             --              --         700,381         383,486         123,031
  Cash dividends ..........................        696,586              --              --              --              --
  Realized and unrealized appreciation
    (depreciation) of investments .........      3,733,658              --         441,562         999,360          65,060
                                             -------------   -------------   -------------   -------------   -------------
                                                 4,430,244       3,273,989       1,141,943       1,382,846         188,091
Contributions
  Members (Note 2) ........................        566,197       2,578,077         459,377         591,568         180,226
  Company .................................        393,211       1,115,057         169,603         188,474          44,767

Participants' loans
  New loans made ..........................       (457,032)     (1,534,720)       (110,799)       (181,328)        (23,651)
  Principal payments received .............        378,366       1,190,642          97,010         108,051          29,374
  Loan administration fees ................         (1,048)         (4,217)           (393)           (441)            (78)

Distributions to
  withdrawing members (Note 2) ............     (1,220,287)     (4,738,956)       (443,756)       (570,718)        (85,429)

Interfund transfers .......................     (2,199,753)        (98,609)        357,042       1,864,749         114,292
                                             -------------   -------------   -------------   -------------   -------------
Increase (decrease) in net assets .........      1,889,898       1,781,263       1,670,027       3,383,201         447,592

Net assets available for plan
  benefits, beginning of year .............     21,024,872      52,141,845       5,231,128       5,171,979       1,230,185
                                             -------------   -------------   -------------   -------------   -------------

Net assets available for plan
  benefits, end of year ...................  $  22,914,770   $  53,923,108   $   6,901,155   $   8,555,180   $   1,677,777
                                             =============   =============   =============   =============   =============

                                                                             Mutual Funds
                                             -----------------------------------------------------------------------------
                                                John            Merrill                         Merrill         Merrill
                                               Hancock           Lynch          Merrill          Lynch           Lynch
                                               Emerging          Basic           Lynch       Equity Index        Global
                                                Growth           Value          Capital         Trust I        Allocation
                                             -------------   -------------   -------------   -------------   -------------
Earnings on investments
  Interest income .........................  $          --   $          --   $          --   $          --   $          --
  Mutual fund distributions ...............        530,051       1,060,373       1,034,768              26         466,355
  Cash dividends ..........................             --              --              --              --              --
  Realized and unrealized appreciation
    (depreciation) of investments .........       (351,330)      1,496,023         949,986         362,210         (89,514)
                                             -------------   -------------   -------------   -------------   -------------
                                                   178,721       2,556,396       1,984,754         362,236         376,841
Contributions
  Members (Note 2) ........................        156,164         562,599         498,173         215,726         311,191
  Company .................................         69,997         248,101         265,981          49,534         112,203

Participants' loans
  New loans made ..........................        (50,415)       (294,083)       (348,626)             --         (98,776)
  Principal payments received .............         48,204         210,280         243,773          44,787          88,144
  Loan administration fees ................           (163)           (644)           (819)             --            (302)

Distributions to
  withdrawing members (Note 2) ............        (37,375)       (604,944)       (921,388)       (216,715)       (115,873)

Interfund transfers .......................       (685,636)        170,714        (105,582)      1,288,591        (225,570)
                                             -------------   -------------   -------------   -------------   -------------
Increase (decrease) in net assets .........       (320,503)      2,848,419       1,616,266       1,744,159         447,858

Net assets available for plan
  benefits, beginning of year .............      2,755,619      10,980,929      10,571,139         640,603       3,193,092
                                             -------------   -------------   -------------   -------------   -------------

Net assets available for plan
  benefits, end of year ...................  $   2,435,116   $  13,829,348   $  12,187,405   $   2,384,762   $   3,640,950
                                             =============   =============   =============   =============   =============


                                                      Mutual Funds
                                             -----------------------------
                                              Oppenheimer
                                              Main Street         Tem-
                                              Income and         pleton          Loan
                                                Growth          Foreign          Fund             Total
                                             -------------   -------------   -------------   -------------
Earnings on investments
  Interest income .........................  $          --   $          --   $     565,244   $   3,839,233
  Mutual fund distributions ...............        602,213         287,823              --       5,188,507
  Cash dividends ..........................             --              --              --         696,586
  Realized and unrealized appreciation
    (depreciation) of investments .........        558,011        (166,841)             --       7,998,185
                                             -------------   -------------   -------------   -------------
                                                 1,160,224         120,982         565,244      17,722,511
Contributions
  Members (Note 2) ........................        336,695         181,597           6,022       6,643,612
  Company .................................        177,395          78,415              --       2,912,738

Participants' loans
  New loans made ..........................       (133,647)        (55,192)      3,288,269              --
  Principal payments received .............        117,985          52,927      (2,609,543)             --
  Loan administration fees ................           (361)            (84)             --          (8,550)

Distributions to
  withdrawing members (Note 2) ............       (487,354)       (124,803)       (331,239)     (9,898,837)

Interfund transfers .......................       (117,477)        202,483        (565,244)             --
                                             -------------   -------------   -------------   -------------
Increase (decrease) in net assets .........      1,053,460         456,325         353,509      17,371,474

Net assets available for plan
  benefits, beginning of year .............      6,097,968       2,268,755       5,796,126     127,104,240
                                             -------------   -------------   -------------   -------------

Net assets available for plan
  benefits, end of year ...................  $   7,151,428   $   2,725,080   $   6,149,635   $ 144,475,714
                                             =============   =============   =============   =============


-------------------
The accompanying notes are an integral part of this statement.

           Mitchell Energy & Development Corp. Thrift and Savings Plan
             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN
                         BENEFITS WITH FUND INFORMATION
                       FOR THE YEAR ENDED JANUARY 31, 1997



                                                                                              Mutual Funds
                                                                Merrill      ---------------------------------------------
                                                 MEDC            Lynch                          Davis
                                                Common        Retirement                         New
                                                 Stock       Preservation        AIM             York          Franklin
                                                 Fund            Trust          Value           Venture          Income
                                             -------------   -------------   -------------   -------------   -------------
Earnings on investments
   Interest income ........................  $          --   $   3,049,188   $          --   $          --   $          --
   Mutual fund distributions ..............             --              --         250,174         213,037          90,795
   Cash dividends .........................        538,939              --              --              --              --
   Realized and unrealized
     appreciation of investments ..........      4,992,262              --         575,071         821,114          22,461

Contributions
   Members ................................        585,269       1,765,286         289,431         173,229          56,545
   Company ................................        451,817       1,245,497         215,783         131,556          39,483

Participants' loans
   New loans made .........................       (434,542)     (1,609,586)       (132,756)        (84,440)        (27,014)
   Principal payments received ............        382,468       1,211,235          85,878          68,373          20,769
   Loan administration fees ...............         (1,053)         (4,603)           (264)           (241)            (50)

Distributions to
   withdrawing members ....................     (1,355,002)     (3,561,507)       (118,633)       (161,849)        (42,116)

Transfers from (to) MND Hospitality,
   Inc. Thrift and Savings Plan ...........            516          (9,276)             --              --              --

Interfund transfers .......................     (6,468,138)      2,822,627        (476,739)      1,046,648         225,402
                                             -------------   -------------   -------------   -------------   -------------

Increase (decrease) in net assets .........     (1,307,464)      4,908,861         687,945       2,207,427         386,275

Net assets available for plan
   benefits, beginning of year ............     22,332,336      47,232,984       4,543,183       2,964,552         843,910
                                             -------------   -------------   -------------   -------------   -------------

Net assets available for plan
   benefits, end of year ..................  $  21,024,872   $  52,141,845   $   5,231,128   $   5,171,979   $   1,230,185
                                             =============   =============   =============   =============   =============

                                                                              Mutual Funds
                                             -----------------------------------------------------------------------------
                                                 John           Merrill                         Merrill         Merrill
                                                Hancock          Lynch          Merrill          Lynch           Lynch
                                                Emerging         Basic           Lynch        Equity Index       Global
                                                 Growth          Value          Capital         Trust I        Allocation
                                             -------------   -------------   -------------   -------------   -------------
Earnings on investments
   Interest income ........................  $          --   $          --   $          --   $          --   $          --
   Mutual fund distributions ..............         51,460         684,767       1,031,159              66         298,234
   Cash dividends .........................             --              --              --              --              --
   Realized and unrealized
     appreciation of investments ..........        236,149       1,015,693         215,842          53,944         107,487

Contributions
   Members ................................         96,410         349,289         378,127           9,771         144,149
   Company ................................         71,899         276,478         313,715           8,857         105,578

Participants' loans
   New loans made .........................        (33,987)       (259,699)       (287,683)             --         (69,994)
   Principal payments received ............         37,478         157,464         216,789           8,253          62,480
   Loan administration fees ...............           (159)           (501)           (640)             --            (170)

Distributions to
   withdrawing members ....................        (20,576)       (377,897)       (545,375)            (11)        (53,294)

Transfers from (to) MND Hospitality,
   Inc. Thrift and Savings Plan ...........             --              --             630              --              --

Interfund transfers .......................      1,201,999         501,895        (682,175)        559,723         274,147
                                             -------------   -------------   -------------   -------------   -------------

Increase (decrease) in net assets .........      1,640,673       2,347,489         640,389         640,603         868,617

Net assets available for plan
   benefits, beginning of year ............      1,114,946       8,633,440       9,930,750              --       2,324,475
                                             -------------   -------------   -------------   -------------   -------------

Net assets available for plan
   benefits, end of year ..................  $   2,755,619   $  10,980,929   $  10,571,139   $     640,603   $   3,193,092
                                             =============   =============   =============   =============   =============

                                                     Mutual Funds
                                             -----------------------------
                                              Oppenheimer
                                              Main Street         Tem-
                                              Income and         pleton           Loan
                                                Growth          Foreign           Fund            Total
                                             -------------   -------------   -------------   -------------
Earnings on investments
   Interest income ........................  $          --   $          --   $     536,445   $   3,585,633
   Mutual fund distributions ..............        406,051          94,467              --       3,120,210
   Cash dividends .........................             --              --              --         538,939
   Realized and unrealized
     appreciation of investments ..........        484,665         205,628              --       8,730,316

Contributions
   Members ................................        238,004          93,872              --       4,179,382
   Company ................................        172,721          68,259              --       3,101,643

Participants' loans
   New loans made .........................       (111,084)        (52,855)      3,103,640              --
   Principal payments received ............         84,935          43,751      (2,379,873)             --
   Loan administration fees ...............           (311)           (204)             --          (8,196)

Distributions to
   withdrawing members ....................       (176,408)        (33,855)       (324,702)     (6,771,225)

Transfers from (to) MND Hospitality,
   Inc. Thrift and Savings Plan ...........             --              --              --          (8,130)

Interfund transfers .......................      1,293,585         237,471        (536,445)             --
                                             -------------   -------------   -------------   -------------

Increase (decrease) in net assets .........      2,392,158         656,534         399,065      16,468,572

Net assets available for plan
   benefits, beginning of year ............      3,705,810       1,612,221       5,397,061     110,635,668
                                             -------------   -------------   -------------   -------------

Net assets available for plan
   benefits, end of year ..................  $   6,097,968   $   2,268,755   $   5,796,126   $ 127,104,240
                                             =============   =============   =============   =============



---------------------------------------------------
The accompanying notes are an integral part of this statement.

           Mitchell Energy & Development Corp. Thrift and Savings Plan
                          NOTES TO FINANCIAL STATEMENTS
                            JANUARY 31, 1998 AND 1997



(1)      SUMMARY OF THE PLAN

         GENERAL

         The Mitchell Energy & Development Corp. Thrift and Savings Plan (the
Plan) was adopted by Mitchell Energy & Development Corp. (MEDC) and certain of its subsidiaries (collectively the Company) to encourage their employees to provide additional security for their retirement. Full-time employees of the Company are eligible to become members of the Plan on the first of the month following their completion of a one-month eligibility period. Other employees are eligible to become members after completing one year of participation service as defined in the Plan's provisions. Members should refer to the Plan document for a complete description of the Plan's provisions.

         ADMINISTRATION

         The Plan is administered by an administrative committee appointed by MEDC's Board of Directors. The committee has broad responsibilities regarding the supervision and administration of the Plan. Members of the administrative committee receive no compensation from the Plan for their services. Except for loan processing fees charged to members who have more than one loan outstanding, administrative expenses have been paid by the Company. Should the Company choose not to pay such expenses in the future, however, they would be paid by the Plan and charged to the members' accounts.

         TRUSTEE

         Plan investments are held by Merrill Lynch Trust Company of Somerset, New Jersey (Trustee), as trustee of the Plan. The Trustee receives contributions, makes payments to members in accordance with the terms of the Plan.

         BASIS OF ACCOUNTING

         The records of the Plan are maintained on the accrual basis of accounting for financial reporting purposes. Purchases and sales of securities are recorded on a trade-date basis. For financial statement purposes, Plan investments other than the Merrill Lynch Retirement Preservation Trust and participant loans are carried at market values which are determined based upon published market quotations supplied by the Trustee. The Merrill Lynch Retirement Preservation Trust, which is a common collective trust, is valued at a unit value of $1 per unit while participant loans are valued at their principal amounts which approximate market.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from those estimates.

         CONTRIBUTIONS AND INVESTMENT OPTIONS

         Members may elect, with certain limitations, to reduce their compensation by instructing the Company to contribute from 1% to 14% of their base salary to the Plan on a pretax basis. Amounts so deferred, as limited by applicable Federal income tax regulations, are not included in a member's adjusted gross income for Federal income tax purposes in the year the income is deferred and contributed to the Plan. Members may also make after-tax contributions to the Plan. After-tax contributions are included in the member's adjusted gross income for Federal income tax purposes in the year the income is earned and contributed to the Plan. The total of a member's pretax and after-tax contributions may not exceed 14% of base salary.

         The Company makes contributions to the Plan of an amount equal to 100% of a member's contributions, up to 6% of base salary.

         Each participant's account is credited with his or her contributions and the applicable matching contributions and an allocation of the Plan's earnings. Allocations of earnings are based on the proportion that each participant's account balance bears to the total of all participant account balances.

         Members may direct the Trustee to invest their contributions in one or more of the investment funds listed below. The investment objectives of the various funds are as follows:

              Fund                                       Investment Objective(s)
      ----------------------              ---------------------------------------------------
      MEDC Common Stock Fund              Invest in Class A and Class B Common Stock of MEDC.

      Merrill Lynch Retirement            Income, invests in U.S. Government  Agency securities,
          Preservation Trust              bank and insurance company guaranteed investment contracts and money market instruments. Effective yields approximated
                                          6.6% and 6.4% for the years ended January 31, 1998 and 1997.
                                          Investments are recorded at contract values, which approximate market values.

      Mutual Funds
          AIM Value Fund                  Capital appreciation, invests primarily in equity securities.

          Davis New York                  Capital appreciation, invests in equity and convertible
              Venture Fund, Inc.          securities.

          Franklin Income Fund            Income, invests in equity and debt securities and
                                          cash equivalents.

          John Hancock Emerging           Capital appreciation, invests in equity securities of rapidly
              Growth Fund                 growing small and medium sized companies.

          Merrill Lynch Basic             Capital appreciation, invests primarily in equity securities.
              Value Fund, Inc.

          Merrill Lynch                   Income and capital appreciation, invests in equity, debt
              Capital Fund, Inc.          and convertible securities.

          Merrill Lynch Equity            Capital appreciation, invests primarily in equity securities.
              Index Trust I Fund

          Merrill Lynch Global            Income and capital appreciation, invests in United States
              Allocation Fund, Inc.       and foreign equity, debt and money market securities.

          Oppenheimer Main Street         Income and capital appreciation, invests in equity and
              Income and Growth Fund      debt securities.

          Templeton Foreign Fund          Capital appreciation, invests in stock and debt securities of companies outside the United States.


         VESTING

         A member becomes vested in the Company's matching contributions upon completing five years of vesting service. A year of vesting service is defined as the performance of 1,000 hours of service in a Plan year.

         FORFEITURES

         When a member who has not yet vested terminates employment, the value of his/her share of Company contributions is forfeited and used to reduce future Company contributions. During the Plan years ended January 31, 1998 and 1997, forfeitures of $39,277 and $44,366 occurred, and forfeitures of

$38,602 and $91,335 were used to reduce the Company's contributions. At January 31, 1998, an additional $17,161 was available to reduce the Company's future contributions. For members reemployed before completing a break in service, as defined by the Plan, Company contributions are reinstated upon the member's reinvestment of applicable amounts in the Plan.

         DISTRIBUTIONS, WITHDRAWALS AND LOANS

         A withdrawing member is entitled to receive the value of his/her contributions and, upon retirement, death, permanent disability or termination after having completed five years of vesting service, is also entitled to receive 100% of the value of applicable Company contributions.

         Distributions of member account balances invested in the MEDC Common Stock Fund are made in kind with fractional shares paid in cash. Distributions from all other investment funds are paid in cash. Members may request that distributions from the MEDC Common Stock Fund be in cash (rather than stock), subject to procedures established by the administrative committee.

         Withdrawals of members' pretax contributions are limited by Section 1.401(k)-1 of the Internal Revenue Code to instances of a member's death, retirement, disability, separation from service, attainment of age 59-1/2 or conditions of severe hardship. One withdrawal may be made during a twelve-month period. Fund balances arising from a member's rollover of balances from other plans may be withdrawn at any time.

         Members are eligible to borrow up to the lesser of 50% of the vested value of their total Plan investments or $50,000. Such loans are evidenced by promissory notes, which are secured by the member's account and bear interest at a quoted prime rate plus two percent. Participant loans are reported as assets of the Loan Fund and payments received, including interest, are transferred to the investment funds based on members' current contribution elections. Account balances pledged to secure loans may not be withdrawn from the Plan.

         TERMINATION

         The Plan may be terminated, amended or modified by MEDC's Board of Directors at its option. If the Plan is terminated, and after all expenses are paid, any unallocated contributions, forfeitures, income and expenses will be allocated among the members' accounts. All members would then be fully vested and would be entitled to receive all of their then-existing account balances.

(2) CONTRIBUTIONS AND DISTRIBUTIONS ASSOCIATED WITH THE SALE OF THE WOODLANDS CORPORATION

         On July 31, 1997, MEDC sold its real estate subsidiary, The Woodlands Corporation. As part of this transaction, substantially all of MEDC's real estate employees were transferred to and became employees of the purchaser. In connection with this, such former employees who were not vested in the Company's matching contributions to their respective accounts were vested. Also, the former employees were given an opportunity to withdraw from the Plan; distributions of approximately $3,500,000 were made to those who chose to withdraw. Concurrently, the Company's Retirement Plan was amended to offer the former employees a one-time election to receive a lump-sum distribution equal to the present value of their vested accrued benefits. Contributions of approximately $2,400,000 were received by the Plan from individuals who elected to receive such lump-sum distributions and roll them over into the Plan.

(3)      FEDERAL INCOME TAX STATUS

         The Plan is designed to operate as a non-tax-paying entity, and income taxes have not been provided in its financial statements. The Plan obtained its latest determination letter on December 29, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). Although the Plan has been amended since receiving the determination letter, the administrative committee believes that it continues to operate in compliance with the applicable requirements of the Code.

                                                                      SCHEDULE I

           Mitchell Energy & Development Corp. Thrift and Savings Plan
                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               AT JANUARY 31, 1998




                                                                                 Shares/                          Current
                       Identity of Issue/Description                              Units           Cost            Value
   ----------------------------------------------------------------------    -------------  ---------------  -------------
   Mitchell Energy & Development Corp. (a)
       Class A Common Stock..............................................         422,347   $    7,937,903   $  11,244,989
       Class B Common Stock..............................................         432,128        8,045,528      11,667,464
                                                                                            --------------   -------------
                                                                                                15,983,431      22,912,453
                                                                                            --------------   -------------

   Merrill Lynch Retirement Preservation Trust (a)(b)(c).................                       53,767,341      53,767,341
                                                                                            --------------   -------------

   Mutual Funds
       AIM Value Fund....................................................         211,402        5,956,150       6,900,156
       Davis New York Venture Fund, Inc..................................         389,530        6,884,380       8,554,070
       Frankin Income Fund...............................................         673,700        1,575,372       1,677,513
       John Hancock Emerging Growth Fund.................................          65,856        2,579,440       2,434,704
       Merrill Lynch Basic Value Fund, Inc...............................         373,424       10,079,836      13,827,886
       Merrill Lynch Capital Fund, Inc...................................         352,497       10,198,186      12,185,838
       Merrill Lynch Equity Index Trust I Fund...........................          36,080        2,068,116       2,384,470
       Merrill Lynch Global Allocation Fund, Inc.........................         253,149        3,606,452       3,640,289
       Oppenheimer Main Street Income and Growth Fund....................         216,613        6,042,969       7,150,383
       Templeton Foreign Fund............................................         272,735        2,778,484       2,724,618
                                                                                            --------------   -------------
                                                                                                51,769,385      61,479,927
                                                                                            --------------   -------------

   Participants' loans, at interest rates ranging from 8% to 11%...                                     --       6,149,635
                                                                                            --------------   -------------

                                                                                            $  121,520,157   $ 144,309,356
                                                                                            ==============   =============




----------------------------------------------------------------------
(a) Party-in-interest to the Plan.
(b) Unit value of $1.00.
(c) The average yield for this trust was approximately 6.6% for the year ended January 31, 1998.

                                                                     SCHEDULE II

           Mitchell Energy & Development Corp. Thrift and Savings Plan
                       SCHEDULE OF REPORTABLE TRANSACTIONS
                       FOR THE YEAR ENDED JANUARY 31, 1998




                                                            Purchases                                 Sales
                                                   ------------------------    ---------------------------------------------------
                                                    Number        Total         Number         Total       Total Cost
                                                   of Trans-    Purchase       of Trans-      Selling       of Assets      Net
   Identity of Party Involved/Description           actions     Price (a)      actions       Price (a)       Sold (b)      Gain
   ----------------------------------------------  --------- --------------    --------  ---------------- ------------- ----------
   Mitchell Energy & Development Corp.
       Class A Common Stock......................    459        $4,774,078        311         $5,706,055    $4,715,353   $990,702
       Class B Common Stock......................    446         4,697,118        308          5,608,758     4,643,346    965,412

   Merrill Lynch Retirement Preservation Trust...    764        21,822,375        477         23,285,632    23,285,632          -

   Merrill Lynch Basic Value Fund, Inc...........    461         4,482,847        179          3,130,494     2,562,188    568,306

   Davis New York Venture Fund, Inc..............    478         5,065,259        175          2,681,853     2,352,192    329,661





-------------------------------------------------

(a) Purchase and selling prices were equal to current market values on the dates of the transactions and included (were net of) applicable expenses incurred in connection with the transactions.
(b) Weighted average historical cost was used to determine the cost of assets sold.

                                                                         Exhibit


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our report dated May 29, 1998, on the financial statements of the Mitchell Energy & Development Corp. Thrift and Savings Plan included in this Form 10-K/A, Amendment No. 1 (which relates to such Plan's Form 11-K for the year ended January 31, 1998) into the previously filed Form S-8 Registration Statement Nos. 33-26276, 2-86550 and 333-24335.




                                              ARTHUR ANDERSEN LLP



Houston, Texas
May 29, 1998